ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          TRIANGLE IMAGING GROUP, INC.

         The Articles of Incorporation of the above-named corporation (the "Corporation"), filed with the Department of State on the 12th day of December, 1984 and assigned Document Number H33728, are hereby amended pursuant to a written consent tin lieu of meeting executed by the holders of all of the Corporation's Common Stock and all of the Corporation's Directors on the 4th day of April, 1995, as follows:

                                     ITEM 1


         1. ARTICLE IV - CAPITAL STOCK is hereby amended to read as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK


            The total number of shares of stock which the Corporation shall have authority to issue is fifty one million (51,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock having a par value of $.001 per share and one million (1,000,000) shares of Preferred Stock having a par value of $1.00 per share.

         This Articles of Amendment to the Articles of Incorporation was adopted by the shareholders and directors on the 4th day of April, 1995.

         IN WITNESS WHEREOF, the undersigned has executed these articles of Amendment to the Articles of Incorporation this 4th day April, 1995.


                                 By:  /s/ VITO BELLEZZA
                                      ------------------------------------------
                                          Vito Bellezza, President and Secretary

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                         -------------------------------

                            THE TRIANGLE GROUP, INC.
                         -------------------------------
                                 (present name)


         PURSUANT TO THE PROVISIONS OF SECTION 607.1006, FLORIDA STATUTES, THIS CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:


         FIRST:    Amendment(s)  adopted:   (indicate  article  number(s)  being
                   amended, added or deleted)


                          TRIANGLE IMAGING GROUP, INC.

         SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

         THIRD:    The date of each amendment's adoption: April 6, 1995

         FOURTH:   Adoption of Amendment(s) (check one)

             [X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

             [ ]   The  amendment(s)   was/were  approved  by  the  shareholders
                   through voting groups.

                       THE FOLLOWING  STATEMENT MUST SEPARATELY PROVIDE FOR EACH
                       VOTING  GROUP   ENTITLED  TO  VOTE   SEPARATELY   ON  THE
                       AMENDMENT(S):

         *The number of votes cast for the amendment(s) was/were sufficient for approval by _____________.
                     voting group

             [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

             [ ]   The  amendment(s)   was/were  adopted  by  the  incorporators
                   without shareholder action and shareholder action was not required.

         Signed this day 12th of April, 1995.

         Signature:/s/ VITO A. BELLEZZA
                   -------------------------------------------------------------
                       Vito A. Bellezza
                       (by the Chairman or Vice Chairman or Board of Directors, President or other officer if adopted by the shareholder


                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)


         -----------------------------------------------------------------------
                              Typed or printed name


         -----------------------------------------------------------------------
                                      Title

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            THE TRIANGLE GROUP, INC.


                  Pursuant to the provisions of Section 607.194 of the Florida General Corporation Act, The Triangle Group, Inc., originally incorporated under the name Benefit Performance of America, Inc. on December 12, 1984, adopts these restated Articles of Incorporation. These restated Articles of Incorporation have been duly adopted by the directors of the corporation, only restate and integrate the provisions of the corporation's articles of incorporation as theretofore amended and do not further amend the provisions of the corporation's articles of incorporation except as permitted pursuant to Section 607.194(4) of the Florida General Corporation Act, and there is no discrepancy between the corporation's articles of incorporation as theretofore amended and the provisions of the restated articles of incorporation other than the inclusion of amendment adopted pursuant to Section 607.194(4) and the omission of matters of historical interest.

                                   ARTICLE ONE


                  The following amendment to the Articles of Incorporation was adopted, pursuant to Sections 607.187 and 607.194(4) of the Florida General Corporation Act, by the shareholders of the corporation on June 6, 1989 at the annual meeting of the shareholders.

                  Article IV of the Articles of Incorporation is hereby amended as follows:

                  "The aggregate number of shares which the corporation shall have authority to issue is 75,000,000 shares with a par value of one hundredth of a cent ($.0001) per share.

                                   ARTICLE TWO


                  The Articles of Incorporation, as restated and amended by these restated Articles of Incorporation, are set forth below:

                                    ARTICLE I

                                      NAME


                  The name of the corporation is The Triangle Group, Inc.

                                   ARTICLE II

                                    DURATION

                  This corporation shall have perpetual existence.

                                   ARTICLE III

                                     PURPOSE

                  This corporation is organized for the purpose of transacting any or all lawful business for which corporation may be incorporation under Chapter 607 of the Florida Statutes.

                                   ARTICLE IV

                                  CAPITAL STOCK

                  The aggregate number of shares which the corporation shall have authority to issue is 75,000,000 shares with a par value of one hundredth of a cent ($.0001) per share.

                                    ARTICLE V

                                 INDEMNIFICATION

                  The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.


                                               THE TRIANGLE GROUP, INC.



                                               By: /s/ THOMAS SECRETO
                                                   -----------------------------
                                                       Thomas Secreto, President



                                               By: /s/ ARTHUR MARINO
                                                   -----------------------------
                                                       Arthur Marino, Secretary

                                 ACKNOWLEDGMENT


                  The undersigned acknowledges that he is the duly elected qualified and acting Secretary of The Triangle Group, Inc., a Florida corporation (the "Company"), and that the foregoing is a true and correct copy of the restated Articles of Incorporation as adopted by the board of directors and the Amendment duly adopted by the vote of the requisite number of shareholder votes of the Company.

                  DATED this ________ day of _______________, 1989.



                                        /s/ ARTHUR MARINO
                                        ------------------------------------
                                            Arthur Marino
                                            Secretary



         STATE OF NEW YORK   :
                             :
         COUNTY OF NASSAU    :


                  SUBSCRIBED AND SWORN TO before me, by the said Arthur Marino this 17th day of July, 1989, to certify which, witness my hand and seal of office.


                                        /s/ ESTELLE PORTANOVA
                                        ------------------------------------
                                            Estelle Portanova
                                            Notary Public in and for the
                                            State of New York


                                        ------------------------------------
                                        Printed Name of Notary Public


                                        My Commission Expires:  May 11, 1991

                ARTICLES OF AMENDMENT BY THE SHAREHOLDERS TO THE
                            ARTICLES OF INCORPORATION
                           OF THE TRIANGLE GROUP, INC.


         Pursuant  to  the   provisions  of  Article   607.187  of  the  Florida
Corporation Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation.

                                    ARTICLE I

         The name of the corporation is The Triangle Group, Inc.

                                   ARTICLE II

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on September 18, 1989, at special meeting of the shareholders.

         Article IV of the Articles of Incorporation is hereby amended as follows:

                   The aggregate number of shares which the Corporation shall have authority to issued is 10,714,286 shares with a par value of seven hundredths of a cent ($.0007) per share.

                                   ARTICLE III

         The number of shares of the Corporation outstanding at the time of the adoptions was 33,797,535 and the number of shares entitled to vote on the amendment was 33,797,535.

                                   ARTICLE IV

         The number of shares which voted for the amendment and the number of shares which voted against the amendment was as follows:

                  FOR:                      20,352,507 Votes
                  AGAINST:                      16,049 Votes
                  ABSTAIN: `                    17,079 Votes


         DATED this 25th day of September 1989.

                                             THE TRIANGLE GROUP, INC.


                                             By:  /s/ THOMAS SECRETO
                                                  -----------------------------
                                                      Thomas Secreto, President


                                             By:  /s/ ARTHUR MARINO
                                                  -----------------------------
                                                      Arthur Marino, Secretary

                                 ACKNOWLEDGMENT


         The undersigned acknowledges that he is the duly elected qualified and acting SECRETARY OF THE TRIANGLE GROUP, INC., a Florida corporation (the "Company"), and that the foregoing is a true and correct copy of the Articles of Amendment duly adopted by the vote of the requisite number of shareholder votes of the Company.

         DATED this 25 day of September 1989.


                                            /s/ ARTHUR MARINO
                                            ------------------------------------
                                                Arthur Marino, Secretary


STATE OF NEW YORK     :
                      :
COUNTY OF NASSAU      :


         SUBSCRIBED AND SWORN TO BEFORE ME, by the said ARTHUR MARINO this 25th day of September 1989, to certify which, witness my hand and seal of office.


                                            ESTELLE PORTANOVA
                                            ------------------------------------
                                            Notary Public in and for the
                                            State of New York


                                            ------------------------------------
                                            Printed Name of Notary Public

                                            My Commission Expires:  May 11, 1991